UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2025

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 7, 2025, Community Health Systems, Inc. issued a press release announcing the early tender results of the previously announced cash tender offer and related consent solicitation by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), for any and all of the Issuer’s outstanding 6.875% Senior Unsecured Notes due 2028 (the “Notes”). As of 5:00 p.m., New York City time, on May 6, 2025 (the “Early Tender Deadline”), $584,101,000 in aggregate principal amount, or approximately 93.32%, of the outstanding Notes had been validly tendered and not validly withdrawn. Payment for the Notes accepted for purchase on or prior to the Early Tender Deadline is expected to be made on May 8, 2025 (the “Early Settlement Date”).

As of the Early Tender Deadline, the Issuer received the requisite consent from the holders of the Notes to adopt the proposed amendments contemplated by the consent solicitation. As a result, the Issuer and the trustee under the indenture governing the Notes will enter into a supplemental indenture substantially concurrently with the Early Settlement Date to effect the proposed amendments.

A copy of the press release making this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1	Community Health Systems, Inc. Press Release, dated May 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
President and Chief Financial Officer (principal financial officer)